JOINT FILERS’ SIGNATURES

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By:	/s/ Peter Haskopoulos		Date: July 12, 2019
	Name:	Peter Haskopoulos
	Title:	Managing Director

R/C IV LIBERTY HOLDINGS, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By:	/s/ Peter Haskopoulos		Date: July 12, 2019
	Name:	Peter Haskopoulos
	Title:	Managing Director

R/C ENERGY GP IV, LLC

By:	/s/ Peter Haskopoulos		Date: July 12, 2019
	Name:	Peter Haskopoulos
	Title:	Managing Director